UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2025

CompoSecure, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39687	85-2749902
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

309 Pierce Street Somerset, New Jersey	08873
(Address of Principal Executive Offices)	(Zip Code)

(908) 518-0500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common stock, par value $0.0001 per share	CMPO	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously disclosed, on November 2, 2025, CompoSecure, Inc., a Delaware corporation (the “Company”), and certain of its subsidiaries entered into a Share Purchase Agreement (as it may be amended from time to time, the “Transaction Agreement”) with Husky Technologies Limited (“Husky”), Platinum Equity Advisors, LLC (“Platinum”), certain entities affiliated with Platinum and certain members of Husky management. On November 2, 2025, concurrently with the execution of the Transaction Agreement, the Company also entered into purchase agreements (the “Purchase Agreements”) with certain investors named therein.

The Company held a Special Meeting of stockholders (the “Special Meeting”) on December 23, 2025. At the Special Meeting, the proposal to approve the issuance of shares of the Company’s Class A Common Stock, par value $0.0001 per share (“Common Stock”), in connection with the transactions contemplated by, and pursuant to the terms of, the Share Purchase Agreement and the Purchase Agreements (the “Transactions” and such proposal, the “Stock Issuance Proposal”) was submitted to a vote of the Company’s stockholders. The Stock Issuance Proposal is described in more detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on November 24, 2025.

At the close of business on November 20, 2025, the record date for the determination of stockholders entitled to vote at the Special Meeting, there was an aggregate of 126,411,164 shares of the Company’s Common Stock outstanding and entitled to vote at the Special Meeting. The holders of 105,808,530 shares of Common Stock, representing approximately 83.70% of the voting power of the issued and outstanding shares of Common Stock as of the record date, were represented virtually or by proxy at the Special Meeting, constituting a quorum.

At the Special Meeting, the Stock Issuance Proposal was approved. The vote with respect to the Stock Issuance Proposal was as follows:

Votes For	% For	Votes Against	% Against	Abstain
105,725,145	99.97%	21,482	0.02%	61,903

The Transactions are expected to close in January 2026, subject to customary closing conditions, including regulatory approvals.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about demand letters and complaints relating to the Transactions, the timing and completion of the Transactions, expected benefits, future plans, expectations and opportunities, are forward-looking statements. Forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause actual results to differ materially. Important factors include, among others: (i) the risk that the Transactions may not be completed in a timely manner or at all; (ii) the failure to obtain required approvals, including regulatory approvals; (iii) the occurrence of any event that could give rise to termination of the Share Purchase Agreement; (iv) the effect of the announcement, pendency or consummation of the Transactions on the parties’ business relationships, operations, financial and accounting matters; (v) risks that the expected benefits of the Transactions, including financial projections, estimates and outlook, may not be fully realized or may take longer to realize than expected; (vi) risks related to financing the Transactions; (vii) costs related to the Transactions; (viii) potential litigation and/or regulatory actions relating to the Transactions, including the demand letters and Complaints described herein, and otherwise; (ix) general economic, market, industry and competitive conditions; and (x) other risks and uncertainties described in CompoSecure’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent Quarterly Reports on Form 10-Q, which identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date made. CompoSecure undertakes no obligation to update any forward-looking statements, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 23, 2025

COMPOSECURE, INC.

By:	/s/ Jonathan C. Wilk
	Name:	Jonathan C. Wilk
	Title:	Chief Executive Officer